UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 29, 2005

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In Item 2.06 below the Company has disclosed that its Audit Committee, on the recommendation of management, concluded that certain goodwill and fixed asset impairments were required under generally accepted accounting principles. The Company has two bonus plans which apply to Executive Officers, the Senior Executive Annual Performance Plan (the "Senior Plan") and the Executive Annual Performance Plan (the "Executive Plan").

Under the Senior Plan, John T. Schuessler and Kerrii B. Anderson receive annual cash bonuses based on the extent to which the Company meets or exceeds specified earnings per share and return on assets goals. Due to the impact of the impairment charges and the other strategic initiatives announced by the Company on the performance goals under the Senior Plan, Mr. Schuessler and Mrs. Anderson will not be awarded bonuses for 2005.

Under the Executive Plan, participants (including Executive Officers other than Mr. Schuessler and Mrs. Anderson, each of whom participates only in the Senior Plan as described above) receive annual cash incentive awards based on the extent to which the Company meets or exceeds specified earnings per share, return on assets and, for certain participants, Wendy’s North America or International Division income goals for the year. Pursuant to the terms of the Executive Plan, the Company’s Compensation Committee, on November 29, 2005, adjusted the earnings per share and return on assets goals for 2005 to exclude the impact of the impairment charges, store closures, the effect of any changes in the value of the Company’s currency hedge on inter-company notes, gains on the sale of certain Wendy’s real estate properties to franchisees and third parties, expenses related to the Tim Hortons IPO and expenses attributable to the acceleration of vesting of stock options. No adjustment was made to the Wendy’s North America or International Division income goals or to the performance goals established under the Senior Plan.

The adjustments were made under the Executive Plan after consideration of the particular circumstances under which the impairment charges, store closures, the effect of any changes in the value of the Company’s currency hedge on inter-company notes, gains on the sale of certain Wendy’s real estate properties to franchisees and third parties, expenses related to the Tim Hortons IPO and expenses attributable to the acceleration of vesting of stock options will be incurred, including that none of these matters was contemplated at the time the 2005 performance goals under the Executive Plan were established. The aggregate amount expected to be awarded for 2005 to Executive Officers who are participants in the Executive Plan is not expected to exceed $1.9 million and will depend on the Company’s performance. The aggregate amount paid to Executive Officers under the Executive Plan for 2004 was $2.5 million.

Item 2.06 Material Impairments.

The Company had previously disclosed that during the fourth quarter it would review its business units for any impairment of goodwill assigned to each unit. As a result of this review, on November 29, 2005, the Audit Committee of the Board of Directors, on the recommendation of management, concluded that certain goodwill impairments were required under generally accepted accounting principles. In addition, on November 29, 2005, the Audit Committee of the Board of Directors, on the recommendation of management, concluded that certain fixed asset impairments were required under generally accepted accounting principles.

The Company expects to record during the fourth quarter a non-cash pretax charge of approximately $25 million for the writedown of goodwill for Tim Hortons U.S., which resulted from the 2004 acquisition of restaurants in New England. As part of its annual review of goodwill, the Company estimated the amount of its goodwill charge in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets." Tim Hortons U.S. is a component of the Company’s "Tim Hortons" reporting segment and the writedown of goodwill represents all of the goodwill assigned to that segment. The Company also expects to record during the fourth quarter a non-cash pretax charge of $15-20 million for the impairment of fixed assets associated with certain Tim Hortons restaurants in New England that were acquired in 2004. The primary reason for the goodwill and fixed asset impairments is lower than anticipated sales volumes and profitability in 2005 and sales and profitability projections that were revised in the fourth quarter.

The Company also expects to record during the fourth quarter a non-cash pretax charge for the writedown of all goodwill assigned to its Cafe Express business (approximately $10 million), and non-cash pretax charges of $3-5 million for the impairment of Cafe Express fixed assets in one market. Cafe Express is a component of the Company’s "Developing Brands" reporting segment. The primary reason for the goodwill and fixed asset impairments related to Cafe Express is lower than expected sales volumes and profitability in 2005 and sales and profitability projections that were revised in the fourth quarter.

To determine the range of the estimated goodwill charges, management estimated the fair market value of the business units based on historical performance, discounted cash flow projections and comparative market data. The Company’s expected fixed asset impairments of certain markets is in accordance with Statement of Financial Accounting Standards (SFAS) No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets."

On December 1, 2005, the Company issued a press release describing the above-referenced charges and disclosing other information. A copy of this press release is attached hereto as Exhibit 99.

Item 7.01 Regulation FD Disclosure.

On December 1, 2005, the Company issued a press release announcing progress on its strategic initiatives and disclosing other information. A copy of this press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99 - Press release issued by the Company dated December 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

December 1, 2005	By:	Kerrii B. Anderson

Name: Kerrii B. Anderson
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	Press release issued by the Company dated December 1, 2005.